UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30424	27-2037711
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5920 N. Florida Avenue Hernando, FL		34442
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 489-6912

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

National Waste Management Holdings, Inc. is referred to herein as “we”, “us” or “our”.

Item 1.01. Entry into a Material Definitive Agreement

On February 28, 2017 (the “Closing Date”), pursuant to Bills of Sale, Burts Refuse LLC, a New York Limited Liability Company (the “Seller”), sold its tangible and intangible assets (except for the Seller’s cash and accounts receivable), to our wholly owned subsidiary, Waste Recovery Enterprises, LLC, a New York limited liability company (the “Buyer”). The total purchase price of $420,000 (the “Purchase Price”) represents: (a) $150,000 cash on the Closing Date; and (b) a five year, 6% Buyer financed note (the “Note”) for $270,000 with monthly payments of $5,220 until the Purchase Price is paid in full. The Note is collateralized by vehicles, containers and dumpsters owned by the Buyer. The Note is secured with a purchase money security agreement and UCC-1 filing on the equipment. The Note is subject to a 5 year non-compete by the Seller to not compete within a 100-mile radius of 930 Co Road 11, West Davenport, New York, which address is near our office in Sidney, New York. The Purchase Price allocation is estimated as follows: (a) equipment of $225,000; (b) customer list of $75,000; (c) non-compete agreement of $10,000; and (d) goodwill of $110,000. The foregoing transaction expands our operations by adding garbage haulers, adding both residential and commercial customers to our routes and expanding our roll-off operations.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The applicable information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

Date: March 2, 2017	By:	/s/ Louis Paveglio
Louis Paveglio Chief Executive Officer